Exhibit 4.21

CONFIDENTIAL TREATMENT REQUESTED – SUBMITTED WITH CONFIDENTIAL TREATMENT REQUEST OF GEOPARK LIMITED.

[*] INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

SEVENTH ADDENDUM AND AMENDMENT TO CONTRACT FOR THE SALE AND PURCHASE OF NATURAL GAS

THIS SEVENTH ADDENDUM AND AMENDMENT TO CONTRACT FOR THE SALE AND PURCHASE OF NATURAL GAS (the “Seventh Amendment”) is made as of April 1, 2016, (the “Effective Date”) between:

GEOPARK FELL SpA, a company duly organized and validly existing under the laws of the Republic of Chile (the “Seller”) and METHANEX CHILE S.A., a company duly organized and validly existing under the laws of the Republic of Chile (the “Buyer”) (and together with the Seller, the “Parties”)

WHEREAS:

A.	Buyer and Seller entered into a Sixth Addendum and Amendment to Contract for the Sale and Purchase of Natural Gas (the “Sixth Amendment”) effective May 1, 2015 agreeing to certain temporary amendments to the Contract for the Sale and Purchase of Natural Gas dated as of October 27, 2009 as amended by an Addendum and Amendment dated March 4, 2011, a Second Amendment dated May 23, 2011, a Third Amendment dated March 28, 2012, a Fourth Amendment dated August 30, 2013, and a Fifth Amendment dated April 1, 2014 (collectively, the “Gas Supply Agreement”);

B.	The price of methanol has decreased significantly since the effective date of the Sixth Amendment, which when combined with the limited availability of natural gas, has negatively affected the Buyer’s ability to maintain operations at the Plant;

C.	The term of the Gas Supply Agreement ends on April 30, 2017, but the Parties wish to continue in a long term commercial relationship; and

D.	The Parties agree to amend the Sixth Amendment with effect as of the Effective Date to reflect the change in the methanol market, provided that they will enter in a new and long term gas supply contract, pursuant to the key conditions set forth in Schedule A.

NOW THEREFORE, in consideration of the promises and covenants of the Parties described herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

Article 1       Definitions and Interpretation

1.1	References

Unless something in the subject matter or context is inconsistent therewith, all references to Sections, Articles and Schedules are to Sections, Articles and Schedules of this Seventh Amendment.

1.2	General Definitions

Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Gas Supply Agreement or its amendments.

All Gas Volumes included in this 7th Amendment must be read at 9,300 kcal/SCM.

Article 2       AMENDMENTS to gas supply agreement

2.1	Amendments to Clause 2.1 of the Sixth Amendment

Clause 2.1 “Amendments to Gas Volume Commitments” in the Sixth Amendment is amended by deleting Clause 2.1(c) in its entirety and replacing it with the following:

(c)	Seller has been making reasonable efforts to deliver Natural Gas at a minimum rate of 400.000 SCM/d to Buyer, for the period from the date the Buyer’s Plant restarts until August 31, 2016 (“Post Winter Period 2015-2016”). The commencement date of the Post Winter Period 2015–2016 shall be the seventh (7th) day after the Buyer gives Proved Notice to the Seller specifying the date of the restart of the Buyer’s Plant.

Clause 2.1 “Amendments to Gas Volume Commitments” in the Sixth Amendment is further amended by adding the following clauses after 2.1(d):

(e)	The Buyer will take all of the Seller’s Gas tendered for delivery while it is operating the Plant during the Post Winter Period 2015-2016, in priority to natural gas from Dorado Riquelme, ENAP or YPF.

(f)	If the Buyer’s Plant is shut down during any part of the Post Winter Period 2015-2016, then during such shut down Buyer will nonetheless take a minimum of 330,000 SCM per day of Seller’s Gas until the end of the Post Winter Period 2015-2016, subject to an event of Force Majeure (defined in article 14 of Gas Supply Agreement) preventing Buyer from taking such gas. Seller may also initiate commercial negotiations with other parties (“Third Parties”) for the sale of Seller’s Gas in excess of the quantities that Buyer will take under this clause 2.1(f) on an interruptible basis.

2.2	Amendment to Clause 2.4 of the Sixth Amendment

Clause 2.4 “Amendment to Gas Price” in the Sixth Amendment is hereby deleted in its entirety and replaced with the following:

2.4       Amendment to Gas Price

(a) The Buyer shall pay the Seller for the Seller’s Gas tendered and delivered to the Buyer as follows:

(i) during the Winter Period 2015, the Gas Price, as defined in Article 12 of the Gas Supply Agreement, for the first [*], on average as calculated monthly (“2015 Base Volume”), plus [*] for any Seller’s Gas delivered in excess of the 2015 Base Volume (the “2015 Additional Volume”), with a minimum price of [*] for the 2015 Additional Volume;

(ii) during the Winter Period 2015, for the Re-Sold Gas, the price payable by Buyer to Seller shall be [*].

(iii) Beginning April 1, 2016 and continuing until the end of the Post Winter Period 2015-2016, [*]; and

(iv) From September 1, 2016 to April 30, 2017 (“Summer Period 2016-2017, the Gas Price plus: (a) [*] for the first [*], on average as calculated monthly (“2016 Summer Base Volume”); and, (b) [*] for any Seller’s Gas delivered in excess of the 2016 Summer Base Volume (the “2016 Additional Summer Volume”). In each month of the Summer Period 2016-2017, the weighted average Gas Price paid by Buyer for the 2016 Summer Base Volume and the 2016 Additional Summer Volume shall not be less than [*].

Certain confidential information has been omitted from this document, as indicated by the notation “[*]”. The omitted information has been filed on a confidential basis with the Securities and Exchange Commission pursuant to a request for confidential treatment.

2.3	Amendment to Clause 2.5 of the Sixth Amendment

Clause 2.5 of the Sixth Amendment is hereby deleted in its entirety and replaced with the following:

2.5       Period September 1, 2016 to April 30, 2017

(a) If Buyer is operating the Plant during Summer Period 2016-2017, then Buyer will take all of the Seller’s Gas tendered for delivery in priority to natural gas from Dorado Riquelme, ENAP or YPF.

(b) If Buyer does not intend to restart its Plant in Summer Period 2016-2017, then Buyer will give Seller a notice in writing on or before July 31, 2016. If Buyer provides such notice to Seller, then Seller shall be entitled to sell Seller’s Gas to Third Parties during the Summer Period 2016-2017 for a period of up to ninety (90) consecutive days.

(c) If Buyer does not provide such notice to Seller and Buyer has not restarted its Plant by August 9, 2016, then Seller shall be entitled to sell Seller’s Gas to Third Parties during the Summer Period 2016-2017 for a period of up to ninety (90) consecutive days.

(d) The Parties agree that the Gas Volume Commitment for the period May 1, 2016 to April 30, 2017 is hereby deemed to be delivered in accordance with the terms and conditions of the Gas Supply Agreement, according to the amendments herein.

Article 3       Miscellaneous

3.1	Other Terms of the Gas Supply Agreement and Sixth Amendment Remain Unchanged

Other than as amended by this Seventh Amendment, and for such periods as amended herein, the terms of the Sixth Amendment and the Gas Supply Agreement remain unchanged.

3.2	New Gas Supply Agreement

The Buyer and Seller agree to work diligently toward concluding a long term and definitive New Gas Supply Agreement consistent with the terms and conditions set out in Schedule “A” attached. The Seller and Buyer shall enter into the New Gas Sale Agreement as soon as practicable, but not later than November 30, 2016. If the Parties are not able to agree to a New Gas Sale Agreement (recognizing that Buyer will require approval of the Board of Directors’ of Methanex Corporation) , the amendment to Clause 2.4 in this Seventh Amendment shall be invalid and Clause 2.4 in the Sixth Amendment will apply retroactively from its date of execution. In that case, Seller shall re-invoice the sales of Gas, pursuant to the conditions of the Sixth Amendment.

IN WITNESS WHEREOF, the Parties have caused this Seventh Amendment to be signed in their respective names effective as of the date first above written.

GEOPARK FELL SpA, a company duly organized and validly existing under the laws of the Republic of Chile

By:	/s/ Pedro Aylwin
Name: Pedro Aylwin
Title: Legal Representative

METHANEX CHILE S.A., a company duly organized and validly existing under the laws of Chile

By:	/s/ Alejandro Larrive
Name: Alejandro Larrive
Title: Director Gas Development & Supply

By:	/s/ Juan Enrique González
Name: Juan Enrique González
Title: VP Latin America, General Manager

4